EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

NOCOPI TECHNOLOGIES, INC.

a Maryland Corporation

Amended and Restated as of March 8, 2019

AMENDED AND RESTATED BYLAWS

OF

NOCOPI TECHNOLOGIES, INC.

ARTICLE I
OFFICES AND RECORDS

Section 1.1. PRINCIPAL AND OTHER OFFICES. The Corporation shall have a principal office in the State of Maryland as set forth in the Corporation's articles of incorporation, as amended or restated (the "Articles of Incorporation"). The board of directors of the Corporation (the "Board of Directors") may at any time change the Corporation's principal office in the State of Maryland by making the appropriate filing with the Maryland State Department of Assessments & Taxation (the "SDAT"). The Corporation may also have other offices, within or without the State of Maryland, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.2. RESIDENT AGENT. The resident agent of the Corporation and the agent's address shall be as set forth in the Articles of Incorporation. The Board of Directors may at any time change the Corporation's resident agent or address by making the appropriate filing with the SDAT.

Section 1.3. BOOKS AND RECORDS. The Corporation shall keep and maintain at a minimum:

(a) A stock ledger which contains: (i) the name and address of each of its stockholders; and (ii) the number of shares of each class which the stockholder holds.

(b) Books and records of its accounts and transactions.

(c) Minutes of the meetings of, and records of action taken by: (i) its stockholders; (ii) the Board of Directors; and (iii) any executive or other committee exercising any of the powers of the Board of Directors.

The President of the Corporation shall prepare a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. This statement shall be presented at the next annual meeting of the stockholders as provided by Section 2.3 of these Bylaws.

All records required by the Maryland General Corporation Law (the "MGCL") to be maintained by the Corporation shall be kept at the Corporation's principal office. Such records may be maintained on any information storage device or method that can be converted into written form for visual inspection within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
STOCKHOLDERS

Section 2.1. MEETING PLACE. Meetings of the stockholders of the Corporation shall be held at any place, within or without the State of Maryland, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice.

Section 2.2. NO PARTICIPATION BY REMOTE COMMUNICATION. Stockholders may not participate in meetings of the stockholders by means of remote communication.

Section 2.3. ANNUAL MEETING. An annual meeting of the stockholders, for the purpose of electing directors, presenting the Corporation's annual statement of affairs to the stockholders, and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board of Directors and designated in the notice of the meeting. Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 2.4. SPECIAL MEETINGS. Special meetings of the stockholders may be called by:

(a) the Chairman of the Board;

(b) President or Chief Executive Officer;

(c) the Board of Directors; or

(d) the Secretary, on written request of stockholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast at the meeting, following payment of the reasonable estimate costs of preparing and mailing notice of the proposed meeting. The stockholders' request must state the purpose of the meeting, the matters proposed to be acted on at the meeting, and the text of any proposal or business to be considered at the meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment.

Only business within the purposes described in the Corporation's meeting notice may be conducted at a special meeting of the stockholders, provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

Section 2.5. RECORD DATE FOR STOCKHOLDERS' MEETINGS. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may either:

(a) fix in advance a date, not more than ninety (90) days or less than ten (10) days before the date of the meeting, as the record date; or

(b) direct that the stock transfer books of the Corporation be closed for a stated period, but no longer than twenty (20) days or less than ten (10) days before the date of the meeting.

If no record date is fixed and the stock transfer books are not closed, the record date shall be the later of:

(a) the close of business on the day on which notice of the meeting is mailed; or

(b) the thirtieth (30th) day before the meeting.

A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than ninety (90) days after the record date fixed for the original meeting of stockholders.

Section 2.6. NOTICE OF STOCKHOLDERS' MEETING. Written notice of any annual or special meeting of stockholders shall be given not less than ten (10) nor more than ninety (90) days before the date of the meeting to all stockholders entitled to vote at the meeting and to all other stockholders entitled to notice of the meeting. Such notice shall state:

(a) the time and date of the meeting;

(b) the place of the meeting; and

(c) the purpose or purposes for which the meeting is called, if the meeting is a special meeting or notice of the meeting's purpose is required by the MGCL.

Notice as provided by this Section 2.6 shall be given to a stockholder by (a) personal delivery, (b) leaving it at the stockholder's residence or usual place of business, (c) mail, or (d) electronic transmission, unless the Corporation has received a request from such stockholder that notice not be sent by electronic transmission.

Any stockholder entitled to notice of a meeting may deliver a waiver of notice to the Corporation in writing or by electronic transmission either before or after the time of the meeting. A stockholder's participation or attendance at a meeting in person or by proxy shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 2.7. VOTING LISTS. The Corporation shall prepare, as of the record date fixed for a meeting of stockholders or the date the stock transfer books are closed as provided by Section 2.5 of these Bylaws, an alphabetical list of all stockholders entitled to vote at the meeting (or any adjournment thereof). The list shall be available for inspection by any stockholder beginning two (2) business days after notice of the meeting is given, during regular business hours at the Corporation's principal office or another place identified in the meeting notice in the city where the meeting will be held.The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting (or any adjournment thereof).

Section 2.8. QUORUM OF STOCKHOLDERS. At each meeting of stockholders for the transaction of any business, a quorum must be present to approve any matter that properly comes before such meeting. The presence in person or by proxy of One-third of the outstanding shares of the Corporation entitled to vote of the voting power constitutes a quorum for the transaction of business at a meeting of stockholders.

The holders of a majority of the voting power represented in person or by proxy at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

Section 2.9. CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution rules and regulations for the conduct of meetings of the stockholders, as it deems appropriate. At every meeting of the stockholders, the Chairman of the Board, or in his or her absence or inability to act, a director or officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations shall be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10. VOTING OF SHARES. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided by the Articles of Incorporation. Unless a different proportion is required by the Articles of Incorporation or the MGCL, a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

A majority of all the votes cast at a meeting at which a quorum is present, in person or by proxy, shall be required for the election of directors

The Articles of Incorporation prohibit stockholders from cumulating their votes in any election of directors of the Corporation.

Section 2.11. VOTING BY PROXY. A stockholder may vote either in person or by proxy executed in writing by the stockholder or the stockholder's attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder's original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid more than eleven (11) months after the date of the proxy unless the proxy provides otherwise. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and is coupled with an interest sufficient to support an irrevocable power.

Section 2.12. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent which sets forth the action is:

(a) given in writing or by electronic transmission by each stockholder entitled to vote on the matter; and

(b) filed in paper or electronic form with the minutes of the proceedings of the stockholders.

The holders of any class of stock, other than common stock entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders' meeting if the Corporation gives notice of the action to each holder of the class of stock not later than ten (10) days after the effective time of the action.

The board of directors may set a record date as provided by the MGCL for the purposes of determining stockholders entitled to take action by written consent and to receive notice of any such action.

Any consent authorized by the MGCL, the Articles of Incorporation, or these Bylaws shall be delivered to the Corporation by delivery to its principal office in the State of Maryland, its resident agent, or the officer or agent of the Corporation that has custody of the book in which proceedings of minutes of stockholders' meetings are recorded. Delivery may be in paper form, by hand, by certified or registered mail, return receipt requested, or by electronic transmission. The Board of Directors may adopt reasonable procedures for delivering consents instead of holding a meeting.

A written consent shall not be effective unless written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation within sixty (60) days after the date of the earliest consent in accordance with procedures adopted by the Board of Directors.

A person, even if not then a stockholder of the Corporation, may assent to an action by a consent that will be effective at a future time that is no later than sixty (60) days after the consent is delivered to the Corporation or its agent if the person:

(a) is a stockholder at the effective time; and

(b) has not revoked the consent before the effective time.

Section 2.13

ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND PROPOSALS.

(a)

Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. Except for nominations that are included in the Corporation's annual meeting proxy statement  pursuant to Section 2.14 of these By-Laws, to be properly brought before an annual meeting, nominations or such other business must be:

(i)

specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii)

otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii)

otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.13.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the "Proposing Stockholder") must have given timely notice thereof pursuant to this Section 2.13(a) in writing to the secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder's notice for an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year's annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year's annual meeting or not later than 30 days after the anniversary of the previous year's annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2)  the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 2.13 and Section 2.14, "Public Disclosure" shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission ("SEC") pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(b)

Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.13(a)(iii) or Section 2.13(d), a Proposing Stockholder's notice to the secretary of the Corporation shall set forth or include:

(i)

the name, age, business address, and residence address of each nominee proposed in such notice;

(ii)

the principal occupation or employment of each such nominee;

(iii)

the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv)

such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

(v)

a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the secretary of the Corporation upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:

(A)

consents to being named in the Corporation's proxy statement as a nominee and to serving as a director if elected,

(B)

intends to serve as a director for the full term for which such person is standing for election, and

(C)

makes the following representations: (1) that the director nominee has read and agrees to and (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not be disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person's nomination for director or service as a director that has not been disclosed to the Corporation; and

(vi)

as to the Proposing Stockholder:

(A)

the name and address of the Proposing Stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is being made,

(B)

the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder's notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting,

(C)

a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of  their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(D)

a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder's notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(E)

a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

(F)

a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(c)

Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder's notice to the secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i)

a brief description of the business desired to be brought before the annual meeting;

(ii)

the reasons for conducting such business at the annual meeting;

(iii)

the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment);

(iv)

any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v)

any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi)

a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

(vii)

the information required by Section 2.13(b)(vi) above.

(d)

Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation's notice of meeting:

(i)

by or at the direction of the Board of Directors or any committee thereof; or

(ii)

provided that the Board of Directors  has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.13.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder's notice that complies with the requirements of  Section 2.13(b) to the secretary of the Corporation at its principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the first date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e)

Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 or Section 2.14 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be properly brought before the meeting in accordance with the procedures set forth in this Section 2.13 or Section 2.14, as applicable. The chairman of the special meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 or Section 2.14, as applicable. If any proposed nomination was not made or proposed in compliance with this Section 2.13 or Section 2.14, as applicable, or other business was not made or proposed in compliance with this Section 2.13, then except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these By-laws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.13 does not provide the information required under this Section 2.13 to the Corporation, including the updated information required by Section 2.13(B)(vi)(B), Section 2.13 (b)(vi)(C), and Section 2.13 (b)(vi)(D) within five business days after the record date for such meeting, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(f)

Rule 14a-8. This Section 2.13 and Section 2.14 of these By-Laws shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder's intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

Section 2.14. STOCKHOLDER NOMINATIONS

(a)

Inclusion of Stockholder Nominee in Proxy Statement. Subject to the provisions of this Section 2.14, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 2.14 (each a "Stockholder Nominee") provided:

(i)

timely written notice of such Stockholder Nominee satisfying this Section 2.14 ("Notice") is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Notice is delivered, satisfy the ownership and other requirements of this Section 2.14 (such stockholder or stockholders, and any person on whose behalf they are acting, the "Eligible Stockholder");

(ii)

the Eligible Stockholder expressly elects in writing at the time of providing the Notice to have its Stockholder Nominee included in the Corporation's proxy statement pursuant to this Section 2.14; and

(iii)

the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 2.14.

(b)

Timely Notice. To be timely, the Notice must be delivered to the secretary of the Corporation at the principal executive offices of the Corporation, not later than 120 days nor more than 150 days prior to the first anniversary of the date (as stated in the Corporation's proxy materials) that the Corporation's definitive proxy statement was first sent to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, the Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which Public Disclosure of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice.

(c)

Information to be Included in Proxy Statement. In addition to including the name of the Stockholder Nominee in the Corporation's proxy statement for the annual meeting, the Corporation shall also include (collectively, the "Required Information"):

(i)

the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation's proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and

(ii)

if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee, which must be provided at the same time as the Notice for inclusion in the Corporation's proxy statement for the annual meeting (a "Statement").

Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy materials any information or Statement that it,

in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation, or listing standard. Additionally, nothing in this Section 2.14 shall limit the Corporation's ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee.

(d)

Stockholder Nominee Limits. The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation's proxy statement pursuant to this Section 2.14 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a "Board Nominee")) appearing in the Corporation's proxy statement with respect to a meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 2.14 (the "Final Proxy Access Nomination Date") or, if such amount is not a whole number, the closest whole number below 20%, but not less than one (the "Permitted Number"); provided, however, that:

(i)

in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced; and

(ii)

any Stockholder Nominee who is included in the Corporation's proxy statement for a particular meeting of stockholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Stockholder Nominee's election, shall be ineligible to be included in the Corporation's proxy statement as a Stockholder Nominee pursuant to this Section 2.14 for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election; and

(iii)

any director in office as of the nomination deadline who was included in the Corporation's proxy statement as a Stockholder Nominee for any of the three preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number.

In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds the Permitted Number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation's proxy statement until the Permitted Number is reached, going in order of the amount (from greatest to least) of voting power of the Corporation's capital stock entitled to vote on the election of directors as disclosed in the Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)

Eligibility of Nominating Stockholder; Stockholder Groups. An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 12.5% or more of the outstanding shares of the Corporation entitled to vote in the election of directors (the "Required Shares") as of both the date the Notice is delivered to or received by the Corporation in accordance with this Section 2.14 and the record date for determining stockholders entitled to vote at the meeting and must deliver a statement regarding the Eligible Stockholder's intent with respect to continued ownership of the Required Shares for at least one year following the annual meeting. For purposes of satisfying the ownership requirement under this Section 2.14, the voting power represented by the shares of the Corporation's capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation's capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that:

(i)

the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20; and

(ii)

each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years.

Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 2.14 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 2.14(e). With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.14.

(f)

Funds. A group of two or more funds shall be treated as one stockholder or person for this Section 2.14 provided that the other terms and conditions in this Section 2.14 are met (including Section 2.14 (h)(v)(A) and the funds are:

(i)

under common management and investment control;

(ii)

under common management and funded primarily by the same employer (or by a group of related employers that are under common control); or

(iii)

a "group of investment companies," as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(g)

Ownership. For purposes of this Section 2.14, an Eligible Stockholder shall be deemed to "own" only those outstanding shares of the Corporation's capital stock as to which the person possesses both:

(i)

the full voting and investment rights pertaining to the shares; and

(ii)

the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(A)

sold by such person or any of its affiliates in any transaction that has not been settled or closed,

(B)

borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or

(C)

subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation's capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such person's or affiliates' full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

An Eligible Stockholder "owns" shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder's ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. An Eligible Stockholder's ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on three business days' notice and recalls such loaned shares not more than three business days after being notified that any of its Stockholder Nominees will be included in the Corporation's proxy statement. The terms "owned," "owning," and other variations of the word "own" shall have correlative meanings. For purposes of this Section 2.14, the term "affiliate" shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(h)

Nomination Notice and Other Eligible Stockholder Deliverables. An Eligible Stockholder must provide with its Notice the following information in writing to the secretary of the Corporation:

(i)

one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of the date the Notice is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder's agreement to provide:

(A)

within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder's continuous ownership of the Required Shares through the record date, and

(B)

immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders;

(ii)

the Eligible Stockholder's representation and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.14):

(A)

intends to continue to satisfy the eligibility requirements described in this Section 2.14 through the date of the annual meeting, including a statement regarding the Eligible Stockholder's intent with respect to continued ownership of the Required Shares for at least one year following the annual meeting,

(B)

acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,

(C)

has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.14,

(D)

has not engaged and will not engage in, and has not and will not be, a "participant" in another person's "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee,

(E)

will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation,

(F)

has provided and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,

(G)

agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the Corporation's stockholders or out of the information that the Eligible Stockholder provides to the Corporation,

(H)

agrees to indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.14,

(I)

will file with the SEC any solicitation or other communication with the Corporation's stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and

(J)

will comply with all other applicable laws, rules, regulations, and listing standards with respect to any solicitation in connection with the meeting;

(iii)

the written consent of each Stockholder Nominee to be named in the Corporation's proxy statement, and form of proxy and ballot and, as a nominee and, if elected, to serve as a director;

(iv)

a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission ("SEC") as required by Rule 14a-18 under the Exchange Act;

(v)

in the case of a nomination by a group of stockholders that together is an Eligible Stockholder:

(A)

documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in Section 2.14(f) to be treated as one stockholder or person for purposes of this Section 2.14, and

(B)

the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(vi)

if desired, a Statement.

(i)

Stockholder Nominee Agreement. Each Stockholder Nominee must:

(i)

provide within five business days of the Corporation's request an executed agreement, in a form deemed satisfactory to the Corporation, providing that:

(A)

the Stockholder Nominee has read and agrees to adhere to any and all of the Corporation's corporate governance guidelines, ethics codes, related party transactions policies, and any other of the Corporation's policies or guidelines applicable to directors, including with regard to securities trading, and

(B)

the Stockholder Nominee is not and will not become a party to: (1) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment"); or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, and

(C)

the Stockholder Nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (a "Compensation Arrangement") in connection with such person's nomination for director or service as a director;

(ii)

complete, sign, and submit all questionnaires required of the Corporation's Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and

(iii)

provide within five business days of the Corporation's request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Stockholder Nominee meets the requirements of this Section 2.14 or the Corporation's requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether:

(A)

such Stockholder Nominee is independent under the independence requirements, including the committee independence requirements, set forth in the listing standards of the stock exchange on which shares of the Corporation's capital stock are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the "Independence Standards"),

(B)

such Stockholder Nominee has any direct or indirect relationship with the Corporation that has not been deemed categorically immaterial pursuant to the any of the Corporation's corporate governance guidelines, and

(C)

such Stockholder Nominee is not and has not been subject to: (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(j)

Eligible Stockholder/Stockholder Nominee Undertaking. In the event that any information or communications provided by the Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. Notwithstanding the foregoing, the provision of any such notification pursuant to the preceding sentence shall not be deemed to cure any defect or limit the Corporation's right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.14.

(k)

Exceptions Permitting Exclusion of Stockholder Nominee. The Corporation shall not be required to include pursuant to this Section 2.14 a Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation):

(i)

if the Eligible Stockholder who has nominated such Stockholder Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 2.14, or has or is engaged in, or has been or is a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee;

(ii)

if the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for directors in Section 2.13 of these by-laws;

(iii)

who is not independent under the Independence Standards;

(iv)

whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these by-laws, the

Corporation's Articles of Incorporation, as may be amended and restated from time to time, any corporate governance guidelines, ethics codes, or other document setting forth qualifications for directors, the listing standards of the stock exchange on which shares of the Corporation's capital stock is listed, or any applicable state or federal law, rule, or regulation;

(v)

if the Stockholder Nominee is or becomes a party to any Voting Commitment;

(vi)

if the Stockholder Nominee is or becomes a party to any Compensation Arrangement;

(vii)

who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(viii)

who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(ix)

who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act; or

(x)

if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 2.14.

(l)

Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation; and the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder if:

(i)

the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 2.14, as determined by the Board of Directors or the person presiding at the meeting; or

(ii)

the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 2.14.

(m)

Interpretation. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.14 and to make any and all determinations necessary or advisable to apply this Section 2.14 to any persons, facts, or circumstances, including the power to determine whether:

(i)

a person or group of persons qualifies as an Eligible Stockholder;

(ii)

outstanding shares of the Corporation's capital stock are "owned" for purposes of meeting the ownership requirements of this Section 2.14;

(iii)

a notice complies with the requirements of this Section 2.14;

(iv)

a person satisfies the qualifications and requirements to be a Stockholder Nominee;

(v)

inclusion of the Required Information in the Corporation's proxy statement is consistent with all applicable laws, rules, regulations, and listing standards; and

(vi)

any and all requirements of this Section 2.14 have been satisfied.

Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.

ARTICLE III
DIRECTORS

Section 3.1. BOARD OF DIRECTORS. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as conferred on or reserved to the stockholders by law, the Articles of Incorporation, or these Bylaws.

Directors must be natural persons at least 18 years of age.

Section 3.2. NUMBER OF DIRECTORS. The number of directors shall be at least one and not more than nine, provided that the maximum number may be increased or decreased from time to time by an amendment to these Bylaws. Subject to any provision in the Articles of Incorporation fixing the number of directors, the exact number of directors shall be fixed, within such range, by a majority of the entire Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3. TERM OF OFFICE. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director's earlier death, resignation, disqualification, or removal. A director shall continue to serve after the expiration of his or her term until his or her successor is elected and qualified.

Section 3.4. REMOVAL. Any or all of the directors may be removed at any time, with or without cause by the affirmative vote of a majority of the votes entitled to be cast generally for the election of directors. A director may be removed by stockholders or directors only at a meeting called for that purpose, for which the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director or directors.

If a director is elected by the holders of a class or series of shares, the director may be removed without cause only by the affirmative vote of a majority of all of the votes of such class or series.

Section 3.5. RESIGNATION. A director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, its chair, or the Secretary of the Corporation. A resignation is effective when the notice is given unless the notice states a later effective time or makes resignation effective on the occurrence of an event. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled in accordance with Section 3.6 of these Bylaws before the effective time, but the successor shall not take office until the effective time.

Section 3.6. VACANCIES. A vacancy on the Board of Directors resulting from the removal of a director in accordance with Section 3.4 of these Bylaws may be filled by the stockholders at an annual or special meeting of stockholders, provided that, if the stockholders of any class or series are entitled separately to elect one or more directors, only the stockholders of that class or series may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director previously elected by that class or series. A director elected by the stockholders to fill a vacancy which resulted from the removal of a director shall hold office for the remaining term of his or her predecessor and until his or her successor is elected and qualified.

A vacancy on the Board of Directors resulting from any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A vacancy on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the entire Board of Directors, provided that, if the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill a vacancy for the directors elected by that class or series. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Section 3.7. REGULAR MEETINGS OF DIRECTORS. A regular meeting of the newly-elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of stockholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times and places, within or without the State of Maryland, as the Board of Directors may determine.

Section 3.8. SPECIAL MEETINGS OF DIRECTORS. Special meetings of the Board of Directors may be called by the President, the chair of the Board of Directors, any two directors, or one director if there is only one director.

Section 3.9. PARTICIPATION BY REMOTE COMMUNICATION. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by remote communication, videoconference, teleconference, or other communications equipment if all persons participating in the meeting can hear each other at the same time. The Board of

Directors may determine, in its discretion, that any meeting of the Board of Directors may be held solely by means of remote communication. Directors participating by remote communication shall be considered present in person at the meeting.

Section 3.10. NOTICE OF DIRECTORS' MEETINGS. All meetings of the Board of Directors shall be held upon not less than three (3) days' notice. Such notice shall state:

(a) the time and date of the meeting;

(b) the place of the meeting (if any);

(c) the means of any remote communication by which directors may participate at the meeting; and

(d) the business to be transacted at the meeting or the purpose or purposes for which the meeting is called.

Notice as provided by this Section 3.10 shall be given to a director (a) in writing by personal delivery or mail or (b) by electronic transmission.

A director entitled to notice of a meeting may deliver a waiver of notice to the Corporation in writing or by electronic transmission either before or after the time of the meeting. A director's participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.11. QUORUM AND ACTION BY DIRECTORS. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a majority vote of the directors present at that meeting.

The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater proportion is required under the MGCL, the Articles of Incorporation, or these Bylaws.

Section 3.12. COMPENSATION. Directors may receive a stated salary for their services, and the Board of Directors may provide for a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.13. ACTION BY DIRECTORS WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if a unanimous consent which sets forth the action is:

(a) given in writing or by electronic transmission by each member of the Board of Directors or committee thereof entitled to vote on the matter; and

(b) filed in paper or electronic form with the minutes of proceedings of the Board of Directors or committee thereof.

Section 3.14. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the MGCL.

Notwithstanding the foregoing, a committee of the Board of Directors shall not have the authority to:

(a) issue stock, other than as expressly authorized by the MGCL;

(b) recommend to the stockholders any action which requires stockholder approval, other than the election of directors;

(c) amend these Bylaws; or

(d) approve any merger or share exchange which does not require stockholder approval.

The establishment of any committee, the delegation of authority to such committee, or action by such committee under that authority does not constitute, of itself, compliance by any director not a member of the committee with the standards for performance of the duties on directors imposed by law.

The members of a committee present at any meeting, whether or not they constitute a quorum, are authorized to appoint a director to act in the place of an absent member.

Section 3.14.

CHAIR OF THE BOARD. The Board of Directors shall annually elect one of its members to be its chair (the "Chair of the Board") and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these by-laws, the Chair of the Board shall preside at all meetings of the Board of Directors and of stockholders. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board of Directors.

ARTICLE IV
OFFICERS

Section 4.1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chief Executive Officer or a President, a Secretary, a Treasurer, and any other officers, including assistant officers and agents, as may be deemed necessary by resolution of the Board of Directors. Any two or more offices may be held by the same person.

Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2. REMOVAL AND RESIGNATION. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date.

Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3. POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors.

Section 4.4. AUTHORITY TO EXECUTE AGREEMENTS. All agreements of the Corporation shall be executed on behalf of the Corporation by any of the following:

(a) The Chief Executive Officer or President.

(b)Such other officer or employee of the Corporation authorized in writing by the Chief Executive Officer or President, with such limitations or restrictions on such authority as the Chief Executive Officer or President deems appropriate.

(c) Such other person as may be authorized by the Board of Directors.

ARTICLE V
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

Section 5.1. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The Corporation may, to the extent permitted by the MGCL, indemnify or advance expenses to any person who is or was a director, officer, employee, or agent of the Corporation and any person who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan (each such person, an "Indemnitee"), against judgments, penalties, fines, settlements, and expenses (including attorney's fees) actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding.

Section 5.2. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, these Bylaws, a resolution of the stockholders or Board of Directors, any other agreement with the Corporation, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

ARTICLE VI
SHARE CERTIFICATES AND TRANSFER

Section 6.1. CERTIFICATES REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock shall be uncertificated shares. If any uncertificated shares are issued, the Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the MGCL. Certificates representing shares of the Corporation shall be signed by officers or agents designated by the Corporation for such purpose and shall include:

(a) the name of the Corporation;

(b) the name of the person to whom the certificate is issued;

(c) the class of stock and number of shares represented by the certificate;

(d) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class the Corporation is authorized to issue, and if the Corporation is authorized to issue any preferred or special class in series: (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been set; and (ii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Alternatively, the certificate may state that the Corporation will furnish a full statement of the required information to any stockholder on request and without charge; and

(e) A full statement of any transfer restrictions, or a statement that the Corporation will furnish information about the transfer restrictions to the stockholder on request and without charge.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof, by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3. BENEFICIAL AND RECORD STOCKHOLDERS.

(a) The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the stockholder's name are held for the account of a specified person other than the stockholder ("beneficial owner"). Such a resolution shall include: (i) the class of stockholders who may certify; (ii) the purpose for which the certification may be made; (iii) the form of certification and the information to be contained in it; (iv) if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the Corporation must receive the certification; and (v) any other provisions the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section 6.3(a), the person specified in the certification is, for the purpose set forth in the certification, the beneficial owner of record of the specified stock in place of the stockholder that makes the certification.

(b) Unless a beneficial owner has been certified as provided by the procedure set forth by Section 6.3(a), the Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Maryland, or giving proxies with respect to those shares. Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner's legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

ARTICLE VII
DISTRIBUTIONS

Section 7.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in cash, property (other than stock of the Corporation), or a dividend of stock of the Corporation to the extent permitted by the Articles of Incorporation and the MGCL.

Section 7.2. RECORD DATE FOR DISTRIBUTIONS AND STOCK DIVIDENDS. For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a stock dividend, the Board of Directors may, at the time of declaring the distribution or stock dividend, set a date no more than sixty (60) days prior to the date of the distribution or stock dividend.

If no record date is fixed, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or stock dividend is adopted.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1. CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.2. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.3. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the MGCL shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX
AMENDMENT OF BYLAWS

The power to adopt, alter, and repeal these Bylaws is vested concurrently in the stockholders and the Board of Directors.